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                                  EXHIBIT 23.2

                      CONSENT OF DANIELSON ASSOCIATES INC.

          We hereby consent to the reference in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of Citizens Bancshares, inc. to our opinion, dated September 12, 1997, with respect to the merger of Citizens Bancshares, Inc. and UniBank, and to our firm, respectively, and to the inclusion of such opinion as an annex to the Joint Proxy Statement/Prospectus.

                                             DANIELSON ASSOCIATES INC.


                                             By /s/ Arnold G. Danielson
                                                -----------------------
                                                Arnold G. Danielson, Chairman

Rockville, Maryland
November 13, 1997